Pricing Supplement No.21L  Dated February 19 1998     Rule 424(b)(2)
(To Prospectus dated June 9, 1997 and             File No's. 33-64261
Prospectus Supplement dated June 12, 1997)             and   33-49965

THE CHASE MANHATTAN CORPORATION
                                               (  R E V I S I O N  )

[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $100,000,000
	Issue Price: 100%
	Commission or Discount: $27,500.00
	Proceeds to Company:  $99,972,500.00
	Agent:CHASE SECURITIES INC.

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 26, 1998
	Stated Maturity:	   	FEBRUARY 26, 2001

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:   5.70063%

	Int.Determ.Dates: Two London Business day prior to Pay Date


	Interest Payment Dates: 26 th or next good bussiness day
                         of FEB. MAY AUG & NOV.
 Interest  Reset Dates: 26 th or next good business day of
                        FEB. MAY, AUG. & NOV.

	Index Maturity:3 MTH LIBOR
	Spread (+/-): + 6BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]